Exhibit (r)(4)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ERJA I. JACKSON as his true and lawful attorney-in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statements listed on the attached schedule, for AMERICAN GENERAL LIFE INSURANCE COMPANY, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK which serve as Depositors and AMERICAN HOME ASSURANCE COMPANY which serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional insurance and annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or his substitute, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ CAROL G. BARTON CAROL G. BARTON	Director	April 25, 2018

/S/ ALEXANDER R. BAUGH ALEXANDER R. BAUGH	Director, President, CEO and Chairman of the Board of Directors	April 25, 2018

/S/ THOMAS A. BOLT THOMAS A. BOLT	Directors	April 25, 2018

/S/ JAMES BRACKEN JAMES BRACKEN	Director, Chief Financial Officer	April 25, 2018

/S/ CHARLES A. FRY CHARLES A. FRY	Director	April 25, 2018

/S/ GAURAV GARG GAURAV GARG	Director	April 25, 2018

/S/ STEPHEN J. GRABEK STEPHEN J. GRABEK	Director	April 25, 2018

/S/ CINDY L. LAUNER CINDY L. LAUNER	Director	April 25, 2018

/S/ RALPH W. MUCERINO RALPH W. MUCERINO	Director	April 25, 2018

/S/ ALESSANDREA C. QUANE ALESSANDREA C. QUANE	Director	April 25, 2018

/S/ AMY E. STERN AMY E. STERN	Director	April 25, 2018

/S/ GEORGE R. STRATTS GEORGE R. STRATTS	Director	April 25, 2018

/S/ MADHAV A. TADIKONDA MADHAV A. TADIKONDA	Director	April 25, 2018

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AMERICAN HOME ASSURANCE COMPANY

GUARANTOR PRODUCT SCHEDULE – 4/4/18

Registrant Name	File Nos.
AGL VARIABLE SEPARATE ACCOUNT	333-185797 American Pathway II
811-03859	333-185798 Polaris
333-185799 Polaris II
333-185831 PolarisAmerica
333-185838 Polaris Platinum II
333-185800 Polaris II Platinum Series
333-185837 Polaris Choice II / Polaris Choice III
333-185818 WM Diversified Strategies
333-185820 WM Diversified Strategies III
333-185815 Polaris Advisor
333-185801 Polaris Protector
333-185816 Polaris Preferred Solution
AGL VARIABLE ANNUITY ACCOUNT ONE	333-185802 ICAP II
811-04296
AGL VARIABLE ANNUITY ACCOUNT TWO	333-185821 Vista Capital Advantage
811-08626
AGL VARIABLE ANNUITY ACCOUNT FOUR	333-185803 Anchor Advisor
811-08874
AGL VARIABLE ANNUITY ACCOUNT FIVE	333-185829 Seasons
811-07727	333-185804 Seasons Select II
333-185825 Seasons Select
333-185826 Seasons Triple Elite / Seasons Elite
333-185822 Seasons Advisor
333-185824 Seasons Advisor II
333-185828 Seasons Preferred Solution
AGL VARIABLE ANNUITY ACCOUNT SEVEN	333-185806 Polaris Plus
811-09003	333-185807 Polaris II A-Class / Polaris II A-Class Platinum Series
333-185832 Polaris II Asset Manager
AGL VARIABLE ANNUITY ACCOUNT NINE	333-185834 Ovation
811-21096	333-185835 Ovation Plus
333-185841 Ovation Advantage
333-185842 Ovation Advisor
USL - FS VARIABLE SEPARATE ACCOUNT	333-178854 Polaris NY/ Polaris II NY / Polaris II NY – Jones
811-08810	333-178859 WM Diversified Strategies III NY
333-178857 FSA Advisor
333-178853 Polaris Choice NY / Polaris Choice III NY
333-178855 Polaris II A-Class Platinum Series NY
333-178850 Polaris Advantage NY
USL - FS VARIABLE ANNUITY ACCOUNT ONE	333-178861 ICAP II NY
811-06313
USL - FS VARIABLE ANNUITY ACCOUNT TWO	333-178863 Vista Capital Advantage NY
811-08624
USL - FS VARIABLE ANNUITY ACCOUNT FIVE	333-178860 Seasons Triple Elite NY/ Seasons Elite NY
811-08369	333-178858 Seasons Select II NY
AGL SEPARATE ACCOUNT A	033-44745 Black, VA, Blue VA, Green VA
811-01491	033-44744 Orange VA, Yellow VA
AGL SEPARATE ACCOUNT D	033-43390 Generations VA, Variety Plus VA
811-02441	002-49805 Front End Load, Regular Surr. Charge
333-70667 Platinum Investor VA
333-40637 Select Reserve VA
033-57730 WM Advantage VA
333-109206 Platinum Investor IVA
333-25549 WM Strategic Asset Manager VA
AGL SEPARATE ACCOUNT VA-1	333-102302 The Chairman VA

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Registrant Name	File Nos.
811-07781
AGL SEPARATE ACCOUNT VA-2 811-01990	333-102303	Individual VA Contracts
811-01990
AGL SEPARATE ACCOUNT VL-R	333-89897	AG Legacy Plus
811-08561	333-42567	Platinum Investor I VUL
	333-90787	Platinum Investor Survivor VUL
	333-80191	Corporate America VUL
	333-53909	Legacy Plus VUL (Orig.)
	333-103361	Platinum Investor II VUL
	333-43264	Platinum Investor III VUL
	333-188318	Platinum Investor IV VUL
	333-129552	Platinum Investor VIP (Orig.)
	333-109613	Platinum Investor FlexDirector
	333-82983	Platinum Investor PLUS VUL
	333-65170	Platinum Investor Survivor VUL
	333-87307	Platinum Investor Survivor II VUL
	333-87307	The ONE VUL Solution
AGL SEPARATE ACCOUNT VUL	333-102301	EquiBuilder VUL
811-05794
AGL SEPARATE ACCOUNT VUL-2	333-102300	EquiBuilder II VUL
811-06366	333-102299	EquiBuilder III VUL
USL SEPARATE ACCOUNT USL VL-R	333-151575	Income Advantage Select VUL
811-09359	333-149403	Protection Advantage Select VUL
	333-137941	Platinum Investor VIP VUL
	333-105246	Platinum Investor PLUS VUL
	333-79471	Platinum Investor VUL
USL SEPARATE ACCOUNT USL VA-R	333-63673	Generations VA
811-09007
VALIC SEPARATE ACCOUNT A	002-32783	GUP & GTS-VA
811-03240	033-75292	Portfolio Director / Portfolio Director 2/
Portfolio Director Plus
	333-49232	Potentia
	002-96223	UIT-981
	333-124398	Income Advantage Select VUL

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